EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF FREEDOM-2 HOLDINGS, INC.

We have audited the accompanying consolidated balance sheet of Freedom-2 Holdings, Inc. and Subsidiaries (a Development Stage Enterprise) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders equity and cash flows for the periods then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Freedom-2 Holdings, Inc. and Subsidiaries (a Development Stage Enterprise) at December 31, 2008 and 2007 and the results of its’ consolidated operations and its’ consolidated stockholders equity and consolidated cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Gruber & Company, LLC

Gruber & Company, LLC Saint Louis, Missouri

March 6, 2009

Freedom-2 Holdings, Inc. and Subsidiaries
(a Developmental Stage Enterprise)
Consolidated Balance Sheets
	December 31,
	2008	2007
Assets
Current Assets
Cash & Equivalents	$ 25,229	$ 756,319
Marketable Securities	-	850,000
Inventory	47,913	-
Prepaid Expenses & Other Current Assets	220,744	60,314
Total Current Assets	293,886	1,666,633

Property & Equipment, Net	2,578,337	2,455,046
Note Receivable	-	250,000
Other Assets	15,760	3,668

Total Assets	$ 2,887,983	$ 4,375,347

Liabilities & Stockholders' Equity (Deficit)
Current Liabilities
Accounts Payable and Accrued Expenses	$ 1,679,116	$ 870,705
License Fee Payable	100,000	100,000
Due to Related Party	-	135,326
Current Portion of Notes Payable	573,333	-
Current Portion of Mortgage Payable	88,011	-
Total Current Liabilities	2,440,460	1,106,031

Non-Current Liabilities
Mortgage Payable, Net of Current Portion	1,511,989	-
License Fee Payable, Net of Current Portion	-	100,000
Notes Payable	-	600,000
Bridge Notes Payable	816,000	-
Tenant Deposits	3,987	-
Total Non-Current Liabilities	2,331,976	700,000

Total Liabilities	$ 4,772,436	$ 1,806,031

Commitments & Contingencies	-	-

Stockholders' Equity (Deficit)
Preferred Stock-Series A, $0.001 par value, 1,200,000 shares
authorized; 1,200,000 shares issued and outstanding	1,200	1,200
Preferred Stock-Series B, $0.001 par value, 3,333,334 shares
authorized; 2,503,056 and 2,463,054 shares issued and outstanding, respectively	2,503	2,463
Common Stock, $0.001 par value, 25,000,000 shares
authorized; 8,109,021 and 8,086,243 shares issued and outstanding, respectively	8,109	8,086

Additional Paid-in Capital	6,996,628	6,906,174
Accumulated Deficit	(8,892,893)	(4,348,607)
Total Stockholders' Equity (Deficit)	(1,884,453)	2,569,316

Total Liabilities & Stockholders' Equity (Deficit)	$ 2,887,983	$ 4,375,347

The accompanying notes are an integral part of these financial statements

Freedom-2 Holdings, Inc. and Subsidiaries
(a Developmental Stage Enterprise)
Consolidated Statements of Operations
	For the Twelve Months Ended	For the Period from January 31, 2007 (Inception) to	For the Period from January 31, 2007 (Inception) to
	December 31,	December 31,	December 31,
	2008	2007	2008

Revenue	$ 207,297	$ -	$ 207,297

Cost of Sales	216,153	-	216,153

Gross Profit	(8,856)	-	(8,856)

Operating Expenses
Research and Development	1,572,468	1,893,298	3,465,766
Sales and Marketing	813,056	975,477	1,788,533
General & Administrative	1,853,652	1,459,098	3,312,750
Legal Settlements	214,196	-	214,196
Depreciation	119,009	28,572	147,581
Total Operating Expenses	4,572,381	4,356,445	8,928,826

Operating Income (Loss)	$ (4,581,237)	$ (4,356,445)	$ (8,937,682)

Other Income (Expense)
Interest Income	28,535	43,650	72,185
Interest Expense	(164,999)	(31,652)	(196,651)
Loss on Sale of Marketable Securities	(5)	(4,160)	(4,165)
Royalty Income	164,093	-	164,093
Rent Income	17,030	-	17,030
Total Other Income (Expense)	44,654	7,838	52,492

Net Income (Loss) Before Income Taxes	$ (4,536,583)	$ (4,348,607)	$ (8,885,190)

Provision for Income Taxes	(7,703)	-	(7,703)

Net Income (Loss)	$ (4,544,286)	$ (4,348,607)	$ (8,892,893)

Net Income (Loss) per Share
Basic	$ (0.56)	$ (0.58)	$ (1.14)
Diluted	$ (0.56)	$ (0.58)	$ (1.14)

Number of Shares Used in Per Share Calculations
Basic	8,097,632	7,532,194	7,831,463
Diluted	8,097,632	7,532,194	7,831,463
The accompanying notes are an integral part of these financial statements

Freedom-2 Holdings, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity (Deficit)

	Preferred Stock-Series A		Preferred Stock-Series B		Common Stock
	Number of Shares	Par Value ($0.001) Amount	Number of Shares	Par Value ($0.001) Amount	Number of Shares	Par Value ($0.001) Amount	Additional Paid-In-Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance at January 31, 2007	-	$ -	-	$ -	-	$ -	$ -	$ -	$ -
Common Shares Issued in Connection with Freedom2, LLC Merger	-	-	-	-	7,500,001	7,500	-	-	7,500
Excess of Predecessor Liabilities Over Predecessor Assets	-	-	-	-	-	-	(222,761)	-	(222,761)
Issuance of Series A Preferred Shares for Cash	1,200,000	1,200	-	-	-	-	1,498,800	-	1,500,000
Options Exercised	-	-	-	-	525,000	525	51,975	-	2,500
Shares Issued for Anti-Dilution	-	-	-	-	61,242	61	(61)	-	-
Issuance of Series B Preferred Shares	-	-	2,463,054	2,463	-	-	5,539,418	-	5,541,881
Stock Based Compensation	-	-	-	-	-	-	38,803	-	38,803
Net Loss	-	-	-	-	-	-	-	(4,348,607)	(4,348,607)
Balance at December 31, 2007	1,200,000	$ 1,200	2,463,054	$ 2,463	8,086,243	$ 8,086	$ 6,906,174	$ (4,348,607)	$ 2,569,316
Options Exercised	-	-	-	-	5,000	5	620	-	625
Common Shares Issued for Services	-	-	-	-	17,778	18	19,982	-	20,000
Conversion of Shareholder Note to Series B Preferred Shares	-	-	40,002	40	-	-	26,627	-	26,667
Stock Based Compensation	-	-	-	-	-	-	43,225	-	43,225
Net Loss	-	-	-	-	-	-	-	(4,544,286)	(4,544,286)
Balance at December 31, 2008	1,200,000	$ 1,200	2,503,056	$ 2,503	8,109,021	$ 8,109	$ 6,996,628	$ (8,892,893)	$ (1,884,453)

The accompanying notes are an integral part of these financial statements

Freedom-2 Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
	For the Twelve Months Ended	For the Period from January 31, 2007 (Inception) to	For the Period from January 31, 2007 (Inception) to
	December 31,	December 31,	December 31,
	2008	2007	2008
Cash Flows from Operating Activities
Net Income (Loss)	$ (4,544,286)	$ (4,348,607)	$ (8,892,893)

Adjustments to reconcile net loss to net cash used in operating activities:

Stock Based Compensation	43,225	38,803	82,028
Share-Based Payment	20,000	112,500	132,500
Legal Settlements	214,196	-	214,196
Royalty Income	(164,093)	-	(164,093)
Non-Cash License Fees	-	200,000	200,000
Depreciation & Amortization	119,009	28,572	147,581

Changes in operating assets and liabilities:
Inventory	(47,913)	-	(47,913)
Prepaid Expenses & Other Current Assets	89,570	(53,053)	36,517
Other Assets	(16,032)	(3,668)	(19,700)
Accounts Payable and Accrued Expenses	758,308	870,705	1,629,013
Tenant Deposits	3,987	-	3,987
License Fee Payable	(100,000)	-	(100,000)
Net Cash Used in Operating Activities	(3,624,029)	(3,154,748)	(6,778,777)

Cash Flows from Investing Activities
Net Cash Received in Merger	-	371,917	371,917
(Purchases) Sales of Marketable Securities	850,000	(850,000)	-
Issuance of Note Receivable	-	(250,000)	(250,000)
Purchase of Property and Equipment	(238,360)	(2,478,057)	(2,716,417)
Net Cash Used in Investing Activities	611,640	(3,206,140)	(2,594,500)

Cash Flows from Financing Activities
Due to Related Party	(135,326)	135,326	-
Proceeds from Mortgage Note on Property	1,600,000	-	1,600,000
Proceeds from Bridge Notes	816,000	-	816,000
Proceeds from Exercise of Stock Options	625	52,500	53,125
Proceeds from Issuance of Series A Preferred Stock	-	1,500,000	1,500,000
Proceeds from Issuance of Series B Preferred Stock	-	5,429,381	5,429,381
Net Cash Provided by Financing Activities	2,281,299	7,117,207	9,398,506
Net Increase (Decrease) in Cash	(731,090)	756,319	25,229

Cash Beginning of Period	756,319	-	-
Cash End of Year	$ 25,229	$ 756,319	$ 25,229

Supplemental Disclosure of Cash Flow Information:
Cash Paid during the period for interest	$ 122,836	$ 31,652	$ 154,488
Cash Paid during the period for income taxes	7,703	-	7,703

Supplemental Disclosure of Non-Cash Items:
Conversion of Note Receivable to Prepaid Consulting	$ 250,000	$ -	$ 250,000
Conversion of Shareholder Note to Series B Preferred Shares	26,667	-	26,667

The accompanying notes are an integral part of these financial statements

Freedom2 Holdings, Inc. and Subsidiaries

(a Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization, Business & Operations

Organization

Freedom-2 Holdings, Inc., a development stage enterprise, is engaged in the research, development and manufacturing of cosmetic, aesthetic and therapeutic products for use in and on the skin.

Freedom-2 Holdings, Inc. (Holdings) and its wholly-owned subsidiary, Freedom-2, Inc. (Freedom2Inc), were formed on January 30, 2007. At the time of Holdings' formation, all of its outstanding common stock was owned by Freedom-2, LLC (Freedom-LLC), a Delaware limited liability company. On January 31, 2007, all of the aforementioned entities entered into an agreement and plan of merger under which Freedom-2, LLC was merged with and into Freedom2Inc and, as of that date, Freedom-LLC ceased to exist and Freedom2Inc continued as the surviving corporation. In connection with the merger, each outstanding membership unit of Freedom-2, LLC was exchanged for 75,000 shares of Holdings' common stock.

In connection with the transaction described above, Holdings acquired certain assets and assumed certain liabilities of Freedom-2, LLC. Because the stockholders of Holdings after the consummation of the transaction were identical to the owners of the member interest in Freedom-2, LLC immediately prior to the transaction, neither the assets acquired or liabilities assumed were adjusted to reflect their fair values at the date of the merger. In connection with the merger, Holdings acquired assets and assumed liabilities as follows: cash- $371,917, prepaid expenses and other assets - $7,261, property and equipment - $5,561, and notes payable-stockholder - $600,000. At the date of the merger, the book value of the liabilities assumed exceeded the book value of assets acquired by $215,261, and this amount has been reflected in the accompanying consolidated financial statements as a reduction in additional paid-in capital.

Exceptional Tattoo Equipment and Supply Company, Inc. (Exceptional) was formed as a wholly owned subsidiary of Holdings on March 7, 2008.  Exceptional was created to distribute a new line of inks developed by Freedom2Inc called Virgin Ink.  Exceptional is also the exclusive distributor in North and South American for Cheyenne-Hawk Tattoo Machines and accessories.

Holdings owns 100% of the outstanding stock of Freedom2Inc, Exceptional and Freedom-2, GmbH and, as a result, the accompanying consolidated financial statements include the results of operations, cash flows and financial position of Freedom2Inc, Exceptional and Freedom-2, GmbH.

Note 2 - Going Concern and Management's Plans

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America (GAAP) applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. In addition, as of December 31, 2008, the Company has an accumulated deficit of $8,892,893, incurred a net loss for the year ended December 31, 2008 of $4,544,286, and has a working capital deficit of $2,146,574. The Company’s current business plan requires additional funding beyond its anticipated cash flows from operations. These and other factors raise substantial doubt about the Company's ability to continue as a going concern.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management's plan to continue as a going concern include raising additional capital through sales of common and/or preferred stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

On January 12, 2009, eFoodsafety.com (“eFood”) and Freedom2 Holdings, Inc. (“Freedom2”) entered into a Share Exchange agreement (“Agreement”) pursuant to which eFood has agreed to acquire 100% of the issued and outstanding securities of Freedom2 from Freedom2 shareholders in exchange for the issuance of 48,205,000 shares of eFood restricted common stock, par value $.0001 per share. The closing of this acquisition occurred on March 2, 2009.

Freedom2 Holdings, Inc. and Subsidiaries

(a Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan as described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Holdings, Exceptional, Freedom2Inc and Freedom-2, GmbH. All significant intercompany balances and transactions have been eliminated.

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market. Cost is computed on a weighted-average basis, which approximates the first-in, first-out method; market is based upon estimated replacement costs. Costs included in inventory primarily include finished spirit product and packaging.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

Property & equipment

Plant and equipment are stated at cost. Expenditures that increase the useful lives or capacities of the plant and equipment are capitalized. Expenditures for repairs and maintenance are charged to income as incurred. Depreciation is provided using the straight-line method over the estimated useful lives as follows:

Computer equipment

3 years

Furniture and fixtures

7 years

Machinery and equipment

7 years

Building improvements

15 years

Building

40 years

Impairment of long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Freedom2 Holdings, Inc. and Subsidiaries

(a Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Basic and Diluted Net Income per Share

Basic earnings per share is calculated using the weighted-average number of common shares outstanding during the period without consideration of the dilutive effect of stock warrants and convertible notes. Diluted earnings per share is calculated using the weighted-average number of common shares outstanding during the period after consideration of the dilutive effect of stock warrants and convertible notes.

Stock-based compensation

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123(R), Share-Based Payment. This pronouncement amends SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123(R) requires that companies account for awards of equity instruments issued to employees under the fair value method of accounting and recognize such amounts in their statements of operations. Under SFAS No. 123(R), we are required to measure compensation cost for all stock-based awards at fair value on the date of grant and recognize compensation expense in our consolidated statements of operations over the service period that the awards are expected to vest.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123(R) and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue recognition

Sales of products and related costs of products sold are recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price is fixed or determinable and (iv) collectability is reasonably assured. These terms are typically met upon shipment of inks and tattoo equipment to the customer.

Shipping and Handling

In accordance with Emerging Issues Task Force (EITF) Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs, we include shipping fees billed to customers in net revenues and do not bill customers for handling. Amounts incurred by us for freight are included in cost of goods sold.

Allowance for doubtful accounts

We provide an allowance for estimated uncollectible accounts receivable balances based on historical experience and the aging of the related accounts receivable.

Advertising

The Company expenses advertising costs as incurred. Advertising costs for the year ended December 31, 2008 and 2007 was $114,000 and $160,000, respectively.

Freedom2 Holdings, Inc. and Subsidiaries

(a Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company accounts for income taxes using the liability method as required by Statement of Financial Accounting Standards ("FASB") No. 109, Accounting for Income Taxes ("SFAS 109"). Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax basis of assets and liabilities. The Company was not required to provide for a provision for income taxes for the periods ended December 31, 2008 and 2007, as a result of net operating losses incurred during the periods. As of December 31, 2008, the Company has available approximately $8,900,000 of net operating losses ("NOL") available for income tax purposes that may be carried forward to offset future taxable income, if any. These carryforwards expire in various years through 2026. At December 31, 2008 and 2007, the Company has deferred tax assets of approximately $3,800,000 and $1,900,000 relating to the Company's net operating losses, respectively. The Company's deferred tax asset has been fully reserved by a valuation allowance since realization of its benefit is uncertain. The Company's ability to utilize its NOL carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.

The provision for income taxes using the federal and state tax rates as compared to the Company's effective tax rate is summarized as follows:

	December 31,
	2008	2007

Statutory Federal Tax (Benefit) Rate	-34.00%	-34.00%
Statutory State Tax (Benefit) Rate	-9.00%	-9.00%
Effective Tax (Benefit) Rate	-43.00%	-43.00%

Valuation Allowance	43.00%	43.00%

Effective Income Tax	0.00%	0.00%

Significant components of the Company's deferred tax assets at December 31, 2008 and 2007, are as follows:

	December 31,
	2008	2007

Net Operating Loss Carryforward	$ 3,823,944	$ 1,869,901

Valuation Allowance	(3,823,944)	(1,869,901)

Net Deferred Tax Asset	$ -	$ -

Freedom2 Holdings, Inc. and Subsidiaries

(a Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Research and development costs

Expenditures for research & development are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established. The Company incurred $1,572,468 and $1,893,298 in research and development costs for the years ended December 31, 2008 and 2007, respectively.

Reclassifications

Certain items in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current period’s presentation. These reclassifications have no effect on the previously reported income (loss).

Recently Issued Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles that are presented in conformity with generally accepted accounting principles in the United States. SFAS No. 162 is effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company does not believe SFAS No. 162 will have a material impact on its financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosure about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133. SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently evaluating the impact SFAS No. 161 may have on its financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. SFAS No. 141(R) retains the fundamental requirements in SFAS No. 141, Business Combinations, that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141(R) requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in SFAS No. 141(R). In addition, SFAS No. 141(R) requires acquisition costs and restructuring costs that the acquirer expected but was not obligated to incur to be recognized separately from the business combination, therefore, expensed instead of part of the purchase price allocation. SFAS No. 141(R) will be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is prohibited. The Company expects to adopt SFAS No. 141(R) to any business combinations with an acquisition date on or after January 1, 2009.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB No. 51. SFAS No. 160 changes the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The Company is currently evaluating the impact SFAS No. 160 may have on its financial statements.

Freedom2 Holdings, Inc. and Subsidiaries

(a Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits an entity to irrevocably elect fair value on a contract-by-contract basis as the initial and subsequent measurement attribute for many financial assets and liabilities and certain other items including insurance contracts. Entities electing the fair value option would be required to recognize changes in fair value in earnings and to expense upfront cost and fees associated with the item for which the fair value option is elected. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157, Fair Value Measurements. The Company does not expect the adoption of SFAS No. 159 to have a material impact on its financial condition or results of operations.

Note 4 – Merger

Freedom-2 Holdings, Inc. (Holdings) and its wholly-owned subsidiary, Freedom-2, Inc. (Freedom2Inc), were formed on January 30, 2007. At the time of Holdings' formation, all of its outstanding common stock was owned by Freedom-2, LLC (Freedom-2-LLC), a Delaware limited liability company. On January 31, 2007, all of the aforementioned entities entered into an agreement and plan of merger under which Freedom-LLC was merged with and into Freedom2Inc and, as of that date, Freedom-2-LLC ceased to exist and Freedom2Inc continued as the surviving corporation. In connection with the merger, each outstanding membership unit of Freedom-2-LLC was exchanged for 75,000 shares of Holdings' common stock.

In connection with the transaction described above, Holdings acquired certain assets and assumed certain liabilities of Freedom-2-LLC. Because the stockholders of Holdings after the consummation of the transaction were identical to the owners of the member interest in Freedom-2-LLC immediately prior to the transaction, neither the assets acquired or liabilities assumed were adjusted to reflect their fair values at the date of the merger. In connection with the merger, Holdings acquired assets and assumed liabilities as follows: cash- $371,917, prepaid expenses and other assets - $7,261, property and equipment - $5,561, and notes payable-stockholder - $600,000. At the date of the merger, the book value of the liabilities assumed exceeded the book value of assets acquired by $215,261, and this amount has been reflected in the accompanying consolidated financial statements as a reduction in additional paid-in capital.

Note 5 - Marketable Securities

During 2007, the Company invested in municipal bonds which were classified as available for sale and recorded at cost which approximates fair value. The Company realized a loss of $4,160 during 2007 and had no unrealized gains or losses during 2007. During 2008, the Company sold the remaining bonds realizing a loss of $5 which is included in the other income and expense section on the consolidated statements of operations.

Note 6 - Inventories

At December 31, 2008 and 2007, inventories are comprised of the following:

	December 31,
	2008	2007
Inks-Freedom-2 Inc.	$ 2,454	$ -
Inks-Exceptional Tattoo Ink	15,653	-
Equipment-Exceptional Tattoo Ink	29,806	-
Total Inventory	$ 47,913	$ -

	47,913	-

Freedom2 Holdings, Inc. and Subsidiaries

(a Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Prepaid Expenses and Note Receivable

In 2007, the Company provided $250,000 to an unrelated third party for a note payable on November 1, 2009 with accrued interest at a rate of 2% per year payable at maturity. In January of 2008, the Company agreed to amend this agreement to a consulting agreement for services to be rendered in 2008 and 2009.  As of December 31, 2008, the Company had $208,713 remaining in prepaid consulting services under this agreement.

Note 8 - Property and Equipment

At December 31, 2008 and 2007, property and equipment is comprised of the following:

	December 31,
	2008	2007

Land and Building	$ 2,213,018	$ 2,213,018
Building Improvements	175,278	69,411
Computer	76,623	67,186
Furniture and Fixtures	47,246	33,520
Lab Equipment	210,818	100,483

Less: Accumulated Depreciation	(144,646)	(28,572)

Net Property & Equipment	$ 2,578,337	$ 2,455,046

Depreciation Expense	$ 116,074	$ 28,572

	2,578,337	2,455,046

During the years ended December 31, 2008 and 2007, the Company recorded depreciation and amortization expense of $119,009 and $28,572, respectively.

Note 9 – Accounts Payable Accrued Expenses

At December 31, 2008 and 2007, accounts payable and accrued expenses are comprised of the following:

	December 31,
	2008	2007

Accounts Payable Trade	$ 1,168,674	840,293
Accrued Payroll and Payroll Taxes	223,686	-
Accrued Legal Settlement	214,196	-
Accrued 401K Match	32,302	-
Accrued Interest	40,258	30,412
Total Accounts Payable and Accrued Expenses	$ 1,679,116	$ 870,705

	1,679,116	870,705

Freedom2 Holdings, Inc. and Subsidiaries

(a Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – License Fee Payable and Licensing Agreement

In May 2007, the Company entered into an Intellectual Property License Agreement with Brown University under which the Company acquired the right to commercialize products utilizing encapsulation technologies developed by Brown University and the Company in exchange for a $300,000 license fee payable in $100,000 annual installments commencing June 2007. The Company's policy is to charge such licensing fees to expense until it has determined that related products are commercially viable and, accordingly, the $300,000 license fee is reflected in research and development expense in 2007 in the accompanying consolidated statements of operations.

Note 11 – Notes Payable

Notes payable consists of two separate secured convertible notes to a stockholder both dated February 1, 2007 for $400,000 and $200,000 to a Company shareholder. The notes were originally entered into on January 1, 1999 and February 12, 2006, respectively, and were reissued as a result of the merger of Freedom-LLC. The notes bear interest at rates of 5% and 6%, respectively, which is payable on the last day of January, April, July and October of each year until the maturity date. The notes mature on January 1, 2009 and February 12, 2009, respectively.

The provisions of the notes have both optional and mandatory conversion features. The stockholder has the right to convert the entire unpaid principal amount of the notes and any accrued interest into 426,750 and 300,000 common shares of Holdings, respectively. The notes are also mandatorily convertible into common shares in the event of a sale of the whole or major part of the business. Effective January 1, 2008, the stockholder converted $26,667 of the $200,000 into 40,002 shares of Series B convertible preferred stock and 8,000 of related warrants.

Note 12 – Mortgage Payable

On January 24, 2008, the Company obtained a mortgage from Cornerstone Bank for the building purchased in November 2007. The $1,600,000 mortgage is payable in monthly payments of principal and interest of $19,202 over a 5 year period with a balloon payment at the end of the 5 years. The interest rate on the note is 7.75%.

On December 10, 2008, this agreement was modified whereby the principle of $88,749 paid to date on the note was readvanced to the borrower returning the principle balance to $1,600,000. Payments under the modified agreement are to commence February 1, 2009. All other terms of the original agreement remain in force.

Note 13 – Bridge Notes

During 2008 the company obtained bridge financing in the amount of $816,000 from a group of existing shareholders that is secured by the building purchased in November 2007.  The interest rate on the note is 8%.  The principal and interest on the notes is due at the maturity date of June 30, 2010.  For each $10,000 unit purchased, the note holders received warrants to purchase 2,000 shares of the Company's common stock for a purchase price of $2.25 per share.  The note holder has the right to convert the entire unpaid principal amount of the notes and any accrued interest into securities issuable in the Series C Preferred Stock Financing at a conversion price of seventy-five percent (75%) of the price per unit paid by outside investors for the securities issued in the Series C Preferred Stock Financing.  A total of 163,200 share purchase warrants were provided.

The fair value of the share purchase warrants as of December 31, 2008 was $0, which was determined using the Black-Scholes option value model with the following assumptions:

Expected Dividend Yield	0.00%
Risk Free Interest Rate	2.25%
Expected Volatility	60.00%
Expected Option Life (in years average)	2.00

Freedom2 Holdings, Inc. and Subsidiaries

(a Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2008, the bridge note share purchase warrants outstanding and expiry dates were as follows:

	Number of Warrants	Weighted Average Exercise Price
Outstanding January 31, 2007	-	$ -
Granted	-	$ -
Forfeited	-	$ -
Exercised	-	$ -
Outstanding December 31, 2007	-	$ -
Granted	163,200	$ 2.25
Forfeited	-	$ -
Exercised	-	$ -
Outstanding December 31, 2008	163,200	$ 2.25

Expiry	Number of Warrants	Exercise Price
July 31, 2012	113,000	$ 2.25
August 31, 2012	28,200	$ 2.25
November 30, 2012	22,000	$ 2.25
	163,200	$ 2.25

Note 14 - Stockholders’ Equity

Series A Preferred Stock

On March 9, 2007, the Company entered into a Series A Convertible Preferred Stock Purchase Agreement and related Investor Rights Agreement and Certificate of Designations (collectively, the Series A Agreements) that provided for the sale of 1,200,000 shares of Series A Convertible Preferred Stock (the Preferred Stock) for a total purchase price of $1.5 million.

The Preferred Stock is initially convertible, at the option of the holder, into shares of common stock at a conversion price of $1.25 per share, or 1.5 million total shares of common stock. The Preferred Stock is subject to certain adjustments as defined in the Series A Agreements. These adjustments relate to certain events including consolidations, mergers, stock dividends, stock splits, reclassifications or other changes in the corporate structure of the Company. The Series A Agreements also provide for anti-dilution adjustments in the event of stock issuances below the then applicable conversion price of the Series A Preferred Stock. The holders of the Preferred Stock have certain demand and incidental registration rights with respect to the shares of common stock issuable upon conversion of the Preferred Stock.

The Preferred Stock is entitled to cumulative, non-compounding cash dividends at the annual simple rate of 5% on the original issue price, and such dividends are payable upon declaration by the Company's Board of Directors or upon a qualified liquidation event. As of December 31, 2007, no dividends have been declared by the Company's Board of Directors. Dividends in arrears for the Series A Preferred Stock at December 31, 2008 and 2007, totaled $136,037 and $61,027, respectively.

Freedom2 Holdings, Inc. and Subsidiaries

(a Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Series A Agreements provide that upon a liquidation event, the holders of the Series A Preferred Stock will be entitled to the original issue price plus any dividends accrued or declared but unpaid as of the date of the liquidation event, before any payments are made to the holders of any junior stock. Additionally, after payment of all preferential amounts, holders of the Series B Preferred Stock, Series A Preferred Stock and the holders of the Company's common stock are entitled to receive the remaining net assets of the Company in proportion to the shares held by them assuming the conversion of the Series B and Series A Preferred Stock at the applicable conversion prices. Additionally, the Series A Agreements include a mandatory redemption feature that requires the Company to redeem the Series A Preferred Stock at its liquidation value upon the completion of a qualified public offering of the Company's common stock.

The holders of the Series A Preferred Stock have the same voting rights as common shareholders on an as-converted basis. Each share of Preferred Stock will be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A Preferred Stock could be converted.

Series B Preferred Stock

On October 29, 2007, the Company entered into a Series B Convertible Preferred Stock Purchase Agreement and related Investor Rights Agreement and Certificate of Designations (collectively, the Series B Agreements) that provided for the sale of 2,413,054 shares of Series B Convertible Preferred Stock (the Series B Preferred Stock) and warrants to purchase 482,611shares of the Company's common stock for a total purchase price of $5.4 million.

The Series B Preferred Stock is initially convertible, at the option of the holder, into shares of common stock at a conversion price of $2.25 per share, or 2,413,054 total shares of common stock. The Warrants to purchase an aggregate of 482,611 shares of the Company's common stock are exercisable at a price of $2.75 per share and are exercisable for three years from the date of issuance, October 29, 2007. The Series B Preferred Stock and Warrants are subject to certain adjustments as defined in the Series B Agreements. These adjustments relate to certain events including consolidations, mergers, stock dividends, stock splits, reclassifications or other changes in the corporate structure of the Company. The Series B Agreements and Warrants also provide for anti-dilution adjustments in the event of stock issuances below the then applicable conversion price of the Series B Preferred Stock. The holders of the Series B Preferred Stock and Warrants have certain demand and incidental registration rights with respect to the shares of common stock issuable upon conversion of the Series B Preferred Stock.

The Series B Preferred Stock is entitled to cumulative, non-compounding cash dividends at the annual simple rate of 5% on the original issue price, and such dividends are payable upon declaration by the Company's Board of Directors or upon a qualified liquidation event. As of December 31, 2008, no dividends have been declared by the Company's Board of Directors. Dividends in arrears for the Series B Preferred Stock at December 31, 2008 and 2007, totaled $328,738 and $57,269, respectively.

The Series B Agreements provide that, after payment of amounts due the holders of Series A Preferred Stock, upon a liquidation event, the holders of the Series B Preferred Stock will be entitled to the original issue price plus any dividends accrued or declared but unpaid as of the date of the liquidation event, before any payments are made to the holders of any junior stock. Additionally, after payment of all preferential amounts, the holders of the Series B Preferred Stock, Series A Preferred Stock and the holders of the Company's common stock are entitled to receive the remaining net assets of the Company in proportion to the shares held by them assuming the conversion of the Series B and Series A Preferred Stock at the applicable conversion prices. Additionally, the Series B Agreements include a mandatory redemption feature that requires the Company to redeem the Series B Preferred Stock at its liquidation value upon the completion of a qualified public offering of the Company's common stock.

The net proceeds from the sale of the Series B Preferred Stock were allocated to the preferred stock and warrants based on their relative fair values. The warrants were valued using the Black-Scholes model with the following assumptions: (1) common stock fair value of $0.10 per share, (2) expected volatility of 60%, (3) risk-free interest rate of 4.76%, (4) expected term of three years, and (5) no dividends, which resulted in a fair value of $1,000, which is reflected in additional paid-in capital.

Freedom2 Holdings, Inc. and Subsidiaries

(a Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The holders of the Series B Preferred Stock have the same voting rights as common shareholders on an as-converted basis. Each share of Series B Preferred Stock will be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series B Preferred Stock could be converted.

During 2008, 40,002 Series B Preferred shares and 8,000 of related warrants were issued to a shareholder for the partial conversion of a note payable totaling $26,667.

Common Stock

The Company is authorized to issue 25,000,000 shares of $0.001 par common stock. At December 31, 2008 and 2007, there were 8,109,021 and 8,086,243 shares issued and outstanding, respectively.

During the year ended December 31, 2008, the Company issued a total of 22,778 common shares of which 5,000 shares were issued for the conversion of stock options totaling $625 and 17,778 shares were issued for services totaling $20,000.

During the year ended December 31, 2007, the Company issued a total of 8,086,243 common shares of which 7,500,001 shares were issued in connection with the Freedom-2, LLC Merger, 525,000 shares for the conversion of stock options totaling $52,500 and 61,242 shares were issued for anti-dilution provisions totaling $0.

Note 15 – Stock Options and Stock Based Compensation

The Company has a share option plan under which employees may be granted options to purchase shares of Holding's authorized but unissued, common shares. Options for the plan are exercisable over a ten-year period. The options vest over a period ranging from immediate vesting to 4 years. The number of shares unissued and available for grant was 96,542 at December 31, 2008. Under the provisions of SFAS No. 123R, the Company recorded $43,225 and $38,803 of stock-based compensation expense for the periods ended December 31, 2008 and 2007, respectively.

SFAS No. 123R also required the Company to change its classification, in the consolidated statement of cash flows, of any tax benefits realized upon the exercise of stock options in excess of that which is associated with the expense recognized for financial reporting purposes. No significant tax benefits were recognized for the periods ended December 31, 2008 or 2007.

The Black-Scholes valuation model was utilized in estimating the calculated value, with the following weighted average assumptions:

	2008	2007
Expected Dividend Yield	0.00%	0.00%
Risk Free Interest Rate	2.06%-2.50%	3.84%-4.78%
Expected Volatility	60.00%	60.00%
Expected Option Life (in years average)	4.00	4.00

The Company's volatility estimate is based on volatility of a peer group consisting of early stage, publicly-held biotechnology companies.

A summary of the status of the Company's share option plan for the periods ended as of December 31, 2008 is as follows:

Freedom2 Holdings, Inc. and Subsidiaries

(a Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Number of Options	Weighted Average Exercise Price
Outstanding January 31, 2007	-	$ -
Granted	2,180,500	$ 0.14
Forfeited	(300,000)	$ 0.10
Exercised	(525,000)	$ 0.10
Outstanding December 31, 2007	1,355,500	$ 0.16
Granted	527,958	$ 0.11
Forfeited	-	$ -
Exercised	(5,000)	$ 0.13
Outstanding December 31, 2008	1,878,458	$ 0.15

During the period ended December 31, 2007, 525,000 options granted to the Company’s board of directors were modified resulting in immediate vesting of the awards. These options were fully exercised on December 31, 2007, and the aggregate intrinsic value of the options on the date of exercise was $65,625. As of December 31, 2007, there were 1,355,500 options outstanding with a contractual life of ten years. As of December 31, 2007, total compensation cost related to non-vested awards not yet recognized was $81,652 which is expected to be amortized over the remaining weighted average service period of 3.4 years.

As of December 31, 2008, there were 1,878,458 options outstanding with a contractual life of ten years. As of December 31, 2008, total compensation cost related to non-vested awards not yet recognized was $64,360 which is expected to be amortized over the remaining weighted average service period of 3.0 years.

Note 16 - Related Party Transactions

As of December 31, 2008 the Company has notes payable to a stockholder totaling $573,333 Interest expense paid on these notes for the period ended December 31, 2008 and 2007 totaled $15,200 and $30,400, respectively. Freedom2Inc has an ongoing consulting agreement in place with Bruce Klitzman, Ph.D, a founding member of Freedom-2, LLC and a stockholder of Holdings. During 2008 and 2007, Dr. Klitzman was paid $7,850 and $69,000, respectively, for his services.

Freedom2Inc has an agreement with Brown University under which Brown University provides contract research services to the Company. The research is overseen by Edith Mathiowitz, Ph.D., a stockholder of the Company. During the years ended December 31, 2008 and 2007, the Company paid Brown University $34,877 and $405,000 for research, respectively.

During 2007, in exchange for services provided, the Company granted 50,000 shares of Series B Preferred Stock to a provider, who is also a stockholder of the Company. The Company recorded the grant at $2.25 per share and recognized a consulting expense of $112,500 which is included in general and administrative expenses in the accompanying consolidated statement of operations.

During 2008, the Company entered into a distribution agreement with MT.DERM under which Exceptional buys tattoo devices and needles for sale in the United States.  The owner of MT.DERM is Joern Kluge, a stockholder of the Company.  During the year ended December 31, 2008 the Company paid MT.DERM $8,300 for equipment.  There were no payments in 2007 as Exceptional was formed in 2008.

Freedom2 Holdings, Inc. and Subsidiaries

(a Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 - Commitments and Contingencies

Operating Leases

The Company has operating lease agreements for an automobile, a copier, phones and an exchange server. Lease expense for years ended December 31, 2008 and 2007 was $18,836 and $3,447, respectively.

Future minimum lease payments for non cancelable leases are as follows:

Lease Payments
2009	$ 12,911
2010	12,911
2011	7,750
2012	4,818
2013	1,205
Thereafter	-
Total	$ 39,595

Licensing Agreement

On November 25, 2008, the Company entered into an exclusive licensing agreement with Mt. Derm GmbH, owned by a shareholder of Holdings, whereby MT.DERM would use its best efforts to bring Freedom2 Licensed Technology to market through a thorough, vigorous and diligent program for exploitation of Freedom-2 patent rights in European countries. MT.DERM agreed to an exchange of unpaid amounts due from Freedom-2, totaling $164,093, as consideration for this license. This agreement will enable the Company to sell Freedom-2 patented products and/or processes and, in addition, share revenues in infringement and patent rights cases.

Financing Agreements

On September 2, 2008, the Company entered into an agreement with Needham & Company to act as an exclusive financial advisor to Freedom-2 in connection with a possible merger, consolidation, reorganization or other business combination. Upon execution of the agreement, the Company was to pay Needham $75,000, which remains outstan ding at December 31, 2008. If a transaction was consummated within twelve months, the Company would pay Needham the greater of $900,000 or 2% of the aggregate purchase price upon transaction closing.

On October 9, 2008, the Company entered into a non-exclusive agreement with Noble Financial Capital Markets to act as its placement agent and financial advisor in connection with the sale of equity or debt instruments for a period of twelve months.  As compunction, the Company paid a retainer fee of $20,000 and will pay Noble, on a gross proceeds basis: 7% for each equity or equity-linked securities; 6% for subordinated debt; and 3% for senior secured non equity-linked debt securities. In addition, at the closing of any sale of securities, Noble will have the right to purchase, for $.0001 each, cashless exercise warrants to purchase common stock determined by gross proceeds, stock price and security type.

Legal

Performance Indicator, LLC v. Freedom-2, Inc., Civ. No. 07-4530 (Mass. Super. Ct.) On November 19, 2007, Performance Indicator (“PI”) filed a lawsuit against Client in Middlesex County Superior Court in Massachusetts (the “Lawsuit”).  PI’s complaint included four claims:  (1) a declaration that PI has complied with the terms of a December 19, 2006 Memorandum of Understanding ("MOU") between PI and Client; (2) a declaration that PI has complied with the terms of a non-disclosure agreement between PI and Client; (3) Client breached the MOU; and (4) Client engaged in unfair and deceptive trade practices.  PI's complaint sought damages of $500,000 for the alleged breach of the MOU and other actual and compensatory damages.  On December 21, 2007, Client answered the complaint, denying the four claims and asserting affirmative defenses and counterclaims.  Client asserted five counterclaims: (1) PI made fraudulent misrepresentations concerning its

Freedom2 Holdings, Inc. and Subsidiaries

(a Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

intellectual property rights; (2) PI breached the MOU; (3) PI breached a covenant of good faith and fair dealing; (4) PI has been unjustly enriched; and (5) PI violated MGL Chapter 93A.  Client sought damages of $265,000 plus actual and compensatory damages.  On January 18, 2008, PI answered Client's counterclaims.  PI denied each of the five counterclaims.

 On July 10, 2008, PI filed a motion alleging that the parties had entered into an agreement to settle the Lawsuit, and asked that the Court enforce the alleged settlement agreement.  Client opposed the motion, arguing that no agreement had been reached.  On August 6, 2008, the Court granted PI’s motion.  On September 23, 2008, judgment entered, ordering “that the settlement agreement be and hereby is enforced by the Court.”  On September 25, 2008, F2 filed a notice of appeal.  The appeal is pending.  F2’s appeal brief is currently due on April 6, 2009.

December 31, 2008, $214,196, the full settlement expense, was recorded as an expense on the Consolidated Statements of Operations in Legal Settlements and recorded as a liability in Accounts Payable and Accrued Expenses on the Consolidated Balance Sheet.

On March 2, 2009, PI and F2 entered into an agreement to settle the Lawsuit, including the appeal.  The agreement provides that, within three days of the date on which certain financial terms of the agreement are satisfied, the Lawsuit, including the appeal, will be dismissed, and the judgment will be vacated.

Note 18 - Retirement Plan

The Company established a 401(k) plan covering all full time employees. Employees may contribute up to the maximum annual amount as set periodically by the Internal Revenue Code, and are eligible to participate in the plan 90 days after their date of employment. During 2007, the plan allowed for the Company to provide matching contributions equal to 3% of the employee's salary for each plan participant.  In 2008, the plan was changed to provide matching contributions equal to 3% of the employee's salary for each employee who worked a minimum of 1,000 hours during the year. During 2007 three employees elected to participate in the plan for which the Company contributed $11,393.  In 2008, the Company contributed $6,237.  The remaining contribution payable at year end is $32,302.

Note 19 - Subsequent Events

License Agreement Amendment

On February 12, 2009, the license agreement with Brown University was amended whereby the research expenses billed by Brown University and unpaid as of December 31, 2008, totaling $300,000 are to be satisfied by the Company making three additional $100,000 annual license fees payments beginning June 1, 2010.

Equity

In January 2009, the board approved a change in the strike price of all options outstanding to $.001, the par value of the common stock.  In January 2009, 1,703,458 options were exercised for $1,703.

In January 2009, a number of vendors agreed to convert $599,129 of trade payables to 4,792,036 shares of the Company’s common stock.

In February 2009, a note holder converted $573,333 of notes and accrued interest of $20,267 to 6,083,809 shares of the Company's common stock.

In February 2009, the Preferred-Series A shareholders converted 1,200,000 shares to 15,000,000 shares of the Company's common stock.

In February 2009, the Preferred-Series B shareholders converted 2,503,056 shares to 38,257,486 shares of the Company's common stock.

In February 2009, a number of Bridge Note holders converted $846,000 of Bridge Notes and $25,058 of accrued interest into 14,000,000 shares of the Company’s common stock.

Freedom2 Holdings, Inc. and Subsidiaries

(a Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 2009, Performance Indicator agreed to convert $189,196 of the legal settlement due into 7,500,000 shares of the Company’s common stock.

Share Exchange Agreement

On January 12, 2009, eFoodsafety.com (“eFood”) and Freedom2 Holdings, Inc. (“Freedom2”) entered into a Share Exchange agreement (“Agreement”) pursuant to which eFood has agreed to acquire 100% of the issued and outstanding securities of Freedom2 from Freedom2 shareholders in exchange for the issuance of 48,205,000 shares of eFood restricted common stock, par value $.0001 per share. The closing of this acquisition occurred on March 2, 2009.

Bridge Notes

Subsequent to December 31, 2008, the Company received $35,000 in cash and converted $15,000 in trade payable fro Bridge Notes.

Mortgage and Security Agreement

On February 9, 2009, the Company entered into a Mortgage and Security Agreement with MFE, LLC, whereby the Company guarantees a $150,000 loan made by MFE to Freedom-2’s CEO collateralized by a second mortgage on the Company’s real and personal property located at 1971 Cuthbert Road, Cherry Hill, New Jersey 08034.  The CEO received the $150,000 from MFE and then loaned this amount to the Company.

In February 2009, a vendor converted a trade payable of $254,228 into a secured note collateralized by the building and land.